EXHIBIT 1.01

GOOGLE INC.

(a Delaware corporation)

$1,000,000,000 Notes due 2014

$1,000,000,000 Notes due 2016

$1,000,000,000 Notes due 2021

TERMS AGREEMENT

Date: May 16, 2011

TO: Google Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

Attention: General Counsel

Each Underwriter severally agrees, subject to the terms and provisions of the Underwriting Agreement attached as Exhibit 1 hereto (the “Agreement”), which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of 1.250% Notes due 2014 (the “2014 Notes”), 2.125% Notes due 2016 (the “2016 Notes”) and 3.625% Notes due 2021 (the “2021 Notes” and, together with the 2014 Notes and the 2016 Notes, the “Notes”) to be issued by the Company set forth opposite its name in the table below. General terms applicable to the transactions contemplated in this Agreement are set forth in Schedule I hereto. A description of the final terms of Debt Securities subject to this Agreement are set forth in Schedule II hereto. Capitalized terms not otherwise defined shall have the same meaning as given in the Agreement.

Name	Principal Amount of 2014 Notes	Principal Amount of 2016 Notes	Principal Amount of 2021 Notes
Citigroup Global Markets Inc.	$225,834,000	$225,833,000	$225,833,000
Goldman, Sachs & Co.	$225,833,000	$225,833,000	$225,834,000
J.P. Morgan Securities LLC	$225,833,000	$225,834,000	$225,833,000
Morgan Stanley & Co. Incorporated	$62,500,000	$62,500,000	$62,500,000
Credit Suisse Securities (USA) LLC	$50,000,000	$50,000,000	$50,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$50,000,000	$50,000,000	$50,000,000
Barclays Capital Inc.	$20,000,000	$20,000,000	$20,000,000
BNP Paribas Securities Corp.	$20,000,000	$20,000,000	$20,000,000
Deutsche Bank Securities Inc.	$20,000,000	$20,000,000	$20,000,000
HSBC Securities (USA) Inc.	$20,000,000	$20,000,000	$20,000,000
RBS Securities Inc.	$20,000,000	$20,000,000	$20,000,000
UBS Securities LLC	$20,000,000	$20,000,000	$20,000,000
Wells Fargo Securities, LLC	$20,000,000	$20,000,000	$20,000,000
The Williams Capital Group, L.P.	$20,000,000	$20,000,000	$20,000,000

Total	$1,000,000,000	$1,000,000,000	$1,000,000,000

[Signature Page to Follow]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

Acting on behalf of themselves and the other named Underwriters listed in Schedule I hereto.

Accepted: GOOGLE INC.

By	/s/ Patrick Pichette
Name:	Patrick Pichette
Title:	Senior Vice President and Chief Financial Officer

Schedule I to the Terms Agreement

GENERAL TERMS

Representatives:

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Underwriters:

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Morgan Stanley & Co. Incorporated

Credit Suisse Securities (USA) LLC

Merrill Lynch, Pierce, Fenner & Smith

 Incorporated

Barclays Capital Inc.

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

RBS Securities Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

The Williams Capital Group, L.P.

Counsel for Underwriters and Address:

Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, CA 94205

Trustee:

The Bank of New York Mellon Trust Company, N.A.

Applicable Time:

May 16, 2011, 12:40 p.m. (Pacific time)

Closing Date and Time:

May 19, 2011, 5:15 a.m. (Pacific time)

Closing Location:

Offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, CA 94205

Address for Notices to the Underwriters:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: (212) 816-7912

Attention: General Counsel

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Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 834-6081

Attention: Investment Grade Syndicate Desk

*        *        *

Term Sheet: The Company will prepare and file a final term sheet relating to the Securities as contemplated in Section 5(b) of the Agreement.

Disclosure Package:

(i) the Base Prospectus, (ii) the Preliminary Prospectus dated as of May 16, 2011, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) of the Agreement and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

Indenture:

The Indenture, dated as of May 19, 2011, between the Company and the Trustee, together with the Officer’s Certificate, dated as of May 19, 2011, pursuant to such Indenture, with respect to the Debt Securities (the “Indenture”).

Restricted Period:

During the period from the date of the Terms Agreement through and including the Closing Date, the restrictions set forth in Section 5(j) of the Agreement will apply.

*        *        *

If the transactions contemplated by the Terms Agreement are consummated, the Underwriters agree to pay to the Company an amount equal to the sum of (i) the lesser of (a) the total documented out-of-pocket expenses, other than legal expenses, incurred by the Company in connection with the Offering and (b) $1,500,000 plus (ii) the lesser of (a) the total documented out-of-pocket legal expenses incurred by the Company in connection with the Offering and (b) $150,000. If the transactions contemplated by the Terms Agreement are not consummated, no amounts shall be payable by the Underwriters pursuant to this paragraph.

The Underwriters and the Company acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Company in writing by or on behalf of any such Underwriter through the Representatives expressly for use in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, the Disclosure Package, or the Final Prospectus, or in any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus consists of the following: (i) the first, second, third and fourth sentences of the third paragraph, (ii) the third sentence of the seventh paragraph and (iii) the eighth paragraph, in each case under the heading “Underwriting” in the Preliminary Prospectus and the Final Prospectus.

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Schedule II to the Terms Agreement

DEBT SECURITIES

Title of Debt Securities:

1.250% Notes due 2014 (the “2014 Notes”)

2.125% Notes due 2016 (the “2016 Notes”)

3.625% Notes due 2021 (the “2021 Notes”)

Aggregate Principal Amount Offered:

2014 Notes:	$1,000,000,000
2016 Notes:	$1,000,000,000
2021 Notes:	$1,000,000,000

Public Offering Price:

2014 Notes:	99.977% of the principal amount, plus accrued interest, if any, from May 19, 2011
2016 Notes:	99.454% of the principal amount, plus accrued interest, if any, from May 19, 2011
2021 Notes:	99.097% of the principal amount, plus accrued interest, if any, from May 19, 2011

Underwriting Discounts:

2014 Notes:	0.150% of the principal amount
2016 Notes:	0.350% of the principal amount
2021 Notes:	0.450% of the principal amount

Proceeds Net of Aggregate Underwriting Discount:

2014 Notes:	$998,270,000
2016 Notes:	$991,040,000
2021 Notes:	$986,470,000

Maturity:

2014 Notes:	May 19, 2014
2016 Notes:	May 19, 2016
2021 Notes:	May 19, 2021

Interest Rate:

2014 Notes:	1.250% per annum
2016 Notes:	2.125% per annum
2021 Notes:	3.625% per annum

Interest Payment Dates: May 19 and November 19 of each year, beginning on November 19, 2011

Sinking Fund Provisions: None

Ranking: Senior unsecured

Security Type: SEC Registered

Daycount Convention: 30/360

Denominations: $2,000 and multiples of $1,000 in excess thereof

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CUSIP/ISIN:

2014 Notes:	38259P AA0 / US38259PAA03
2016 Notes:	38259P AC6 / US38259PAC68
2021 Notes:	38259P AB8 / US38259PAB85

Redemption provisions:

At Company’s option, at any time in whole or from time to time in part, at a redemption price the greater of:

•	100% of the principal amount of the Notes being redeemed or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate, as defined in the Preliminary Prospectus, plus 5 basis points in the case of the 2014 Notes, 7.5 basis points in the case of the 2016 Notes and 10 basis points in the case of the 2021 Notes.

In each case, the Company will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

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Schedule III to the Terms Agreement

Schedule of Free Writing Prospectuses included in the Disclosure Package

a. Issuer Free Writing Prospectuses

•	Final Term Sheets dated May 16, 2011

b. Free Writing Prospectuses

•	None

EXHIBIT 1

GOOGLE INC.

(a Delaware corporation)

Debt Securities

UNDERWRITING AGREEMENT

To the Underwriters

        named in the applicable

        Terms Agreement

        supplemental hereto

Ladies and Gentlemen:

In accordance with the authorization granted by the Board of Directors, or a committee thereof, of Google Inc. (the “Company”), the Company proposes to sell from time to time, pursuant to the automatic shelf registration statement filed by the Company on Form S-3, in domestic or such foreign currencies or units of two or more currencies as the Company shall designate at the time of offering, an indeterminate aggregate principal amount of convertible or non-convertible debt securities identified in the Terms Agreement (as defined below) (the “Debt Securities” or “Securities”). Each issue of the Securities shall have such terms set forth in the applicable Terms Agreement.

Whenever the Company determines to make an offering of Securities through one or more investment banking firms, it will enter into a terms agreement with such firm or firms providing for the sale of such Securities to, and the purchase and offering thereof by, such firm or firms. The Terms Agreement shall be substantially in the form of Exhibit A hereto and shall specify such applicable information relating to the Securities or the Company as is indicated in such Exhibit. The Terms Agreement will incorporate by reference the provisions of this Agreement. Each offering of Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities. Unless the context otherwise requires, as used hereinafter (a) the term “Agreement” shall refer to this Underwriting Agreement and to the Terms Agreement supplemental hereto with respect to the offering of specific Securities as executed by or on behalf of the Company and by or on behalf of the Underwriter or Underwriters which are parties thereto; (b) the term “Terms Agreement” shall refer to the Terms Agreement applicable to a specific offering of Securities; (c) the term “Underwriter” or “Underwriters” shall refer to the one or more investment banking firms, respectively, which are parties to the applicable Terms Agreement; and (d) “Representatives,” “you” or “your” shall refer to any manager or co-managers of an underwriting syndicate so specified in the applicable Terms Agreement, or, if none is or are so named, to the Underwriter or Underwriters.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Time of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Time of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein, but not otherwise defined elsewhere, are defined in Section 19 hereof.

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1. Representations and Warranties. The Company represents and warrants to each Underwriter as follows:

(a) At the time the Registration Statement initially became effective, at the time of each amendment to the Registration Statement, at the Effective Time relating to the Securities, and on the Closing Date (as defined below), the Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale from time to time of the Securities. Such Registration Statement became effective upon filing pursuant to Rule 462(e) under the Act. No order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall comply in all material respects with the applicable requirements of the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Effective Time or, to the extent not completed at the Effective Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Effective Time, will be included or made therein. The Registration Statement, at the Effective Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial effective date of the Registration Statement was not earlier than the date three years before the Effective Time relating to the Securities.

(b) At the time the Registration Statement initially became effective, at the time of each amendment to the Registration Statement, at the Effective Time relating to the Securities, and on the Closing Date, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act, the Exchange Act, and the Trust Indenture Act and the respective rules and regulations thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b), and on the Closing Date, the Final Prospectus complied and will comply in all material respects with the applicable requirements of the Act, the Exchange Act, and the Trust Indenture Act and the respective rules and regulations thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of the Trustee or (ii) statements or omissions in the Registration Statement or the Final Prospectus (or any supplement thereto) based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein.

(c) As of the Applicable Time, (i) the Disclosure Package, (ii) any electronic road show, when taken together as a whole with the Disclosure Package, and (iii) any Issuer Free Writing Prospectus, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements

EX1-2

therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements or omissions in the Disclosure Package or any Issuer Free Writing Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein.

(d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Act and (ii) as of the Effective Time (with such date being used as the determination date for purposes of this clause (ii)), the Company is not an “ineligible issuer” (as defined in Rule 405) and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(e) Each Issuer Free Writing Prospectus and, if applicable, the final term sheet prepared and filed pursuant to Section 5(b) hereof, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives, did not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives, and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in the Disclosure Package, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement or the Indenture in connection with the issuance and sale of the Securities (a “Material Adverse Effect”); the Company’s authorized capital stock conforms in all material respects as to legal matters to the description thereof contained in or incorporated by reference into the Disclosure Package and all of the issued and outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable.

(g) Each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 405 (individually, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Disclosure Package; and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property

EX1-3

requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; and all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and nonassessable.

(h) The Terms Agreement has been duly authorized, executed and delivered by the Company.

(i) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized and, when executed and delivered by the Company on the Closing Date, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(j) The Securities have been duly authorized and, on the Closing Date, the Securities will have been duly executed by the Company and, when authenticated in accordance with the Indenture and delivered and paid for as provided in this Agreement, will be the valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(k) The Indenture conforms, and the Securities will conform, in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus.

(l) Except as disclosed in the Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities with the securities registered pursuant to the Registration Statement.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Indenture, and the issuance and sale of the Securities, will not contravene (i) any provision of applicable law; (ii) the certificate of incorporation or by-laws of the Company; (iii) any agreement or other instrument binding upon the Company; or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary (except, in the case of (i), (iii) and (iv), for contraventions that would not reasonably be expected to have a Material Adverse Effect.

(n) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Indenture in connection with the issuance and sale of the Securities, except such as (i) may be required by the securities or “blue sky” laws of the various states or other jurisdictions in connection with the issuance and sale of the Securities or (ii) the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

(o) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole;

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and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Disclosure Package.

(p) The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except for such certificates, authorizations and permits, the failure of which to obtain, would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described the Disclosure Package.

(q) No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in the Disclosure Package, or, to the knowledge of the Company, is imminent.

(r) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Disclosure Package and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(s) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Base Prospectus comply or will comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement or Disclosure Package has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(t) The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(u) To the knowledge of the Company or except as disclosed in the Disclosure Package, the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or acquire any of the foregoing would not result in a Material Adverse Effect; and, except as described in the Disclosure Package, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

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(v) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s balance sheet for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with an offering of Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

2. Purchase and Sale. (a) The several commitments of the Underwriters to purchase Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

(b) The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to the Terms Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is, and has been, acting solely as a principal and is not the agent or fiduciary of the Company directly or indirectly, (iii) no Underwriter has assumed, or will assume, an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any similar obligation to the Company with respect to the offering of the Securities contemplated hereby except the obligations expressly set forth in the Terms Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

3. Delivery and Payment. Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriters shall be made at such place as shall be set forth in the Terms Agreement (which, in the case of Securities in bearer form, shall be at a place located outside of the United States), at 10:00 A.M., New York City time, on the third Business Day (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the Terms Agreement or such other time as shall be agreed upon by you and the Company (such time and date being referred to as the “Closing Date”). Payment shall be made to the Company by wire transfer in immediately available funds to the order of the Company against delivery to you for the respective accounts of the Underwriters of the Securities to be purchased by them (unless such Securities are issuable only in the form of a single global Security registered in the name of a depositary or a nominee of a depositary, in which event the Underwriters’ interest in such global certificate shall be noted in a manner satisfactory to the Underwriters and their counsel). Such Securities shall be in such denominations and registered in such names as you may request in writing at least two Business Days prior to the Closing Date. Such Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first Business Day prior to the Closing Date.

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4. Offering by Underwriters. It is understood that several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Covenants of the Company. The Company covenants with the several Underwriters as follows:

(a) The Company, during the period when a prospectus is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has previously furnished the Representatives a copy thereof for their review and will not file any such proposed amendment or supplement to which they reasonably object, provided, however, that the foregoing requirement shall not apply to any of the Company’s periodic or current reports required to be filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act or to any other report that the Company in its good faith judgment believes is required by law or regulation to be filed with or furnished to the Commission. Subject to the foregoing sentence, the Company will (i) cause the Final Prospectus, properly completed, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and (ii) use commercially reasonable efforts to cause any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) as soon as reasonable practicable. Except for the filing of any of the Company’s periodic reports required to be filed pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, the Company will promptly advise the Representatives of (i) the filing of the Final Prospectus and any supplement thereto, (ii) prior to the termination of the offering of the Securities, the filing and effectiveness of any amendment to the Registration Statement, (iii) any request by the Commission for any amendment to the Registration Statement or any supplement to the Final Prospectus or for any additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or the institution or threatening of any proceeding for that purpose and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use commercially reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If so indicated in the Terms Agreement, to prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, substantially in the form provided to the Company by you on or prior to the date hereof, which shall be reasonably acceptable to the Company and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, during the period when a prospectus is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs or condition exists as a result of which the Disclosure Package would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the prospectus is to be delivered, not misleading, or in the Underwriters’ or Company’s opinion it is necessary to amend or supplement the Disclosure Package to comply with applicable law, the Company will (i) use commercially reasonable efforts to immediately notify the

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Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) subject to paragraph (a) of this Section 5, amend or supplement the Disclosure Package to correct such statement or omission or effect such compliance; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, during the period when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs or condition exists as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the prospectus is to be delivered, not misleading, or in the Underwriters’ or Company’s opinion it is necessary to amend the Registration Statement or supplement the Final Prospectus to comply with applicable law, the Company will (i) use commercially reasonable efforts to immediately notify the Representatives of any such event, (ii) subject to paragraph (a) of this Section 5, amend or supplement the Registration Statement or Final Prospectus to correct such statement or omission or effect such compliance, (iii) use commercially reasonable efforts to have any amendment to the Registration Statement declared effective as soon as practicable in order to avoid any disruption in the use of the Final Prospectus, and (iv) supply any amendment or supplement to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 (other than any such earnings statement available via the Commission’s EDGAR system).

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g) The Company will endeavor to qualify the Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than, if applicable, a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III to the Terms Agreement and any electronic road show; provided further that each of the Underwriters may, if applicable, use one or more term sheets relating to the Securities containing customary information, not inconsistent with the form of the final term sheet prepared and filed pursuant

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to Section 5(b) hereof, without the prior consent of the Company. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company, during the period when a prospectus is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

(j) If so indicated in the Terms Agreement, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt or equity securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, except as set forth in the Terms Agreement and until after the expiration of the restricted period set forth in the Terms Agreement.

(k) The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, the Indenture and the Securities, including: (i) the fees, disbursements and expenses of the Company’s counsel and expenses of the Company’s accountants in connection with the registration and delivery of the Securities under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, Disclosure Package and Final Prospectus, and each amendment or supplement to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) the cost of printing or producing any “blue sky” or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “blue sky” or legal investment memorandum not to exceed $5,000, (iii) all fees and expenses in connection with the registration of the Securities under the Exchange Act and, if applicable, the listing of the Securities on a securities exchange or admission to trading of the Securities on a quotation system, (iv) the cost of the preparation, printing, authentication, issuance and delivery of certificates for the Securities, (v) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, (vi) any fees charged by rating agencies for rating the Securities, (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties) and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

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6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Effective Time and the Closing Date, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following further conditions:

(a) The Final Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); if applicable, the final term sheet contemplated by Section 5(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, to have furnished to the Representatives their opinion and negative comfort letters, each dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit B-1 and Exhibit B-2 hereto.

(c) The Company shall have requested and caused Matheson Ormsby Prentice, Irish solicitors to Google Ireland Holdings, a wholly owned indirect subsidiary of the Company, to have furnished to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit B-3 hereto.

(d) The Representatives shall have received from counsel for the Underwriters set forth in the Terms Agreement such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by an executive officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and the Indenture and that:

(i) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(ii) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

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(iii) there has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, which event or condition is not described in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(f) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, on or prior to the date of the Terms Agreement and on the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the date of delivery thereof and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) Subsequent to the date of the Terms Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) that, in the reasonable judgment of the Representatives, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(h) Subsequent to the date of the Terms Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the debt securities of the Company by Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc. that, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

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The documents required to be delivered by this Section 6 shall be delivered at the office of counsel for the Underwriters, at the address set forth in the Terms Agreement, on the Closing Date.

7. Payment of Expenses. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters severally through the Representatives on demand, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of your affiliates within the meaning of Rule 405 from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or caused any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, or the Final Prospectus, or in any amendment thereof or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein. The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in the documents referred to in the foregoing indemnity. The obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the

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indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the indemnified party, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to

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state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above in this paragraph (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and any other affiliate (within the meaning of Rule 405) of any Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of paragraph (d) of this Section 8.

9. Default. (a) If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the Representatives may in their discretion arrange for the purchase of such Securities by themselves or another party or other parties satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. If another party or other parties become obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representatives or the Company may postpone the Closing Date for up to seven days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Final Prospectus or in any other document or arrangement, and the Company agrees to file promptly any amendment or supplement to the Registration Statement and the Final Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Underwriting Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

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(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require the remaining Underwriters to purchase (in the respective proportions which the amount of Securities set forth opposite their names in the Terms Agreement bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in paragraph (a) above, the aggregate principal amount of the Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, as referred to in paragraph (b) above, or if the Company shall not exercise the right described in paragraph (b) above to require non-defaulting Underwriters to purchase the Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Termination. This Agreement shall be subject to termination by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment there shall have occurred any (i) suspension or material limitation of trading generally on the Nasdaq Global Select Market, (ii) suspension of trading of any securities of the Company on the Nasdaq Global Select Market, (iii) declaration of any moratorium on commercial banking activities by Federal or New York State authorities or (iv) outbreak or escalation of hostilities involving the United States or any change in financial markets affecting the United States or any calamity or crisis that, in the Representatives’ reasonable judgment, is material and adverse and makes it, in the Representatives’ reasonable judgment, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto). Sections 5(k), 7, 8, 13 and 15 hereof shall survive any termination of this Agreement pursuant to this Section.

11. Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, controlling persons or affiliates referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices sent to the Underwriters shall be directed to you at the address indicated in the Terms Agreement; notices sent to the Company shall be directed to it at 1600 Amphitheatre Parkway, Mountain View, California 94043, Attention: General Counsel, Telephone: (650) 253-0000, Facsimile: (650) 887-1790.

13. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed as given to any person, firm or corporation, other than the parties hereto

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and their respective successors and the controlling persons and officers and directors referred to in Section 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14. Integration. This Agreement, including the Terms Agreements, supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

15. Governing Law. This Agreement, including the Terms Agreement, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

16. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, each Terms Agreement or the transactions contemplated hereby.

17. Counterparts. Each Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Definitions. In addition to the terms defined elsewhere in this Agreement, the terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” means the time and date so stated in the Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall have the meaning provided in Schedule I to the Terms Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

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“Effective Time” of the Registration Statement relating to the Securities means the time of the first contract of sale of the Securities.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Effective Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Indenture” shall have the meaning provided in Schedule I to the Terms Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the automatic shelf registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at each Effective Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Trustee” shall have the meaning provided in Schedule I to the Terms Agreement.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

EX1-17

EXHIBIT A

GOOGLE INC.

(a Delaware corporation)

Debt Securities

TERMS AGREEMENT

Date: [                    ]

TO: GOOGLE INC.

1600 Amphitheatre Parkway

Mountain View, California 94043

Attention: General Counsel

Each Underwriter severally agrees, subject to the terms and provisions of the Underwriting Agreement (the “Agreement”), which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Debt Securities set forth opposite its name in the table below. General terms applicable to the transactions contemplated in this Agreement are set forth in Schedule I hereto. A description of the final terms of Debt Securities subject to this Agreement are set forth in Schedule II hereto. Capitalized terms not otherwise defined shall have the same meaning as given in the Agreement.

Name	Principal Amount of Debt Securities
$
$

[Signature Page to Follow]

A-1

By
Name: Title:

By
Name: Title:
[Acting on behalf of themselves and the other named Underwriters listed in Schedule I hereto.]

Accepted: GOOGLE INC.

By
Name: Title:

A-2

Schedule I to the Terms Agreement

GENERAL TERMS

Representatives:

Underwriters:

Counsel for Underwriters and Address:

Trustee:

Applicable Time:

Closing Date and Time:

Closing Location:

Address for Notices to the Underwriters:

*    *    *

Term Sheet: [The Company will prepare and file a final term sheet relating to the Securities as contemplated in Section 5(b) of the Agreement.]

Disclosure Package:

[(i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Effective Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) if applicable, the final term sheet prepared and filed pursuant to Section 5(b) of the Agreement, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.]

Indenture:

The indenture, dated as of [                    ], between the Company and the Trustee[, as supplemented by one or more supplemental indentures][, together with the supplemental indenture, dated as of [                    ], between the Company and the Trustee,][, together with the Officer’s Certificate, dated as of [                    ], pursuant to such Indenture,] with respect to the Debt Securities (the “Indenture”).

Restricted Period: [From the date of this Terms Agreement through and including the Closing Date.]

Schedule I-1

Schedule II to the Terms Agreement

DEBT SECURITIES

Title of Debt Securities:

CUSIP/ISIN:

Principal amount to be issued: $

Interest rate:         %

Interest payment dates:

Date of maturity:

[Currency of denomination:

Currency of payment:

Form and denomination:

Overseas paying agent: ]

[Reference price:

Conversion premium:

Initial conversion price:

Initial conversion ratio:

Put options for holders:

Adjustment to conversion ratio

upon a make-whole event:]

Redemption provisions:

Sinking fund requirements:

Ranking:

Listing:

Other provisions:

Underwriting discount:         %.

Public offering price:         %, plus accrued interest, or amortized original issue discount, if any, from [            ].

Purchase price:         %, plus accrued interest, or amortized original issue discount, if any, from [            ] (payable in next day funds).

Proceeds net of aggregate

underwriting discount:

Total net proceeds:

Schedule II-2

Schedule III to the Terms Agreement

Schedule of Free Writing Prospectuses included in the Disclosure Package

a. Issuer Free Writing Prospectuses

b. Free Writing Prospectuses

Schedule III-1

EXHIBIT B-1

Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP

Ladies and Gentlemen:

We have acted as special United States counsel to Google Inc., a Delaware corporation (the “Company”), in connection with the Company’s offering pursuant to a registration statement on Form S-3 (No. 333-            ), of $[amount] aggregate principal amount of [interest rate]% Notes due [year] (the “Securities”) to be issued under an indenture dated as of [date] (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Such registration statement, as amended as of its most recent effective date ([date]), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated [date] included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated [date], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated [date], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This opinion letter is furnished pursuant to Section 6(b) of the Underwriting Agreement dated [date], in the form in which it was incorporated into the Terms Agreement dated [date] (together, the “Underwriting Agreement”) between the Company and the several underwriters named in Schedule I thereto (the “Underwriters”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Underwriting Agreement;

(b)	the Registration Statement and the documents incorporated by reference therein;

(c)	the Pricing Prospectus, the documents incorporated by reference therein and the document attached as Annex I hereto (the “Disclosure Package”);

(d)	the Final Prospectus and the documents incorporated by reference therein;

(e)	a facsimile copy of the Securities in global form as executed by the Company and authenticated by the Trustee;

(f)	an executed copy of the Indenture and the [Officer’s Certificate] [indenture[s] supplemental thereto] dated [date], establishing the terms of the Securities in accordance with Sections 2.01 and 3.01 of the Indenture; and

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(g)	the documents delivered to you by the Company at the closing pursuant to the Underwriting Agreement, including copies of the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Underwriting Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Company has corporate power to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus (including the documents incorporated by reference therein), and the Company has corporate power to issue the Securities, to enter into the Underwriting Agreement and the Indenture and to perform its obligations thereunder.

3. The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company, and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and is a valid, binding and enforceable agreement of the Company.

4. The execution and delivery of the Securities have been duly authorized by all necessary corporate action of the Company, and the Securities have been duly executed and delivered by the Company and are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

5. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

6. The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations in the Underwriting Agreement, the Indenture and the Securities will not, (a) require any filing, consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act and the Trust Indenture Act (but we express no opinion relating to any state securities or Blue Sky laws and we have assumed for purposes of the foregoing opinion that the Company is

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not required to make any filing pursuant to Rule 433(d) under the Securities Act because a free writing prospectus (as defined in Rule 405 under the Securities Act) was prepared or used by the Underwriters), (b) result in a breach of any of the terms and provisions of, or constitute a default under, any of the agreements of the Company that were filed as an exhibit to the Registration Statement or incorporated by reference into the Registration Statement and filed pursuant to Item 601(b)(10) of Regulation S-K, or a violation of the Certificate of Incorporation or Bylaws, or contravene (based solely on inquiry of [name], [title] of the Company) any judgment, decree or order applicable to the Company of any court or other governmental authority having jurisdiction over the Company or (c) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

7. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

8. The statements under the headings “Description of [Securities]” and “Description of Debt Securities” in the Pricing Prospectus considered together with the document attached as Annex I hereto and the Final Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.

9. The statements under the heading [“Certain United States Federal Tax Considerations”] in the Pricing Prospectus and the Final Prospectus, insofar as such statements purport to summarize certain federal tax laws of the United States, constitute a fair summary of the principal U.S. federal tax consequences of an investment in the Securities.

Insofar as the foregoing opinions relate to the valid existence and good standing of the Company, they are based solely on a certificate of good standing received from the Secretary of State of the State of Delaware and on a telephonic confirmation from such Secretary of State. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

We are furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except that numbered paragraphs 1, 3 and 4 of this opinion letter may be relied upon by the Trustee, in its capacity as such. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

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Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP

By
, a Partner

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EXHIBIT B-2

Form of Negative Comfort Letter of Cleary Gottlieb Steen & Hamilton LLP

Ladies and Gentlemen:

We have acted as special United States counsel to Google Inc., a Delaware corporation (the “Company”), in connection with the Company’s offering pursuant to a registration statement on Form S-3 (No. 333-            ), of $[amount] aggregate principal amount of [interest rate]% Notes due [year] (the “Securities”) to be issued under an indenture dated as of [date] (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Such registration statement, as amended as of its most recent effective date ([date]), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein and Exhibit 25, is herein called the “Registration Statement;” the related prospectus dated [date] included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated [date], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated [date], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This letter is furnished pursuant to Section 6(b) of the Underwriting Agreement dated [date], in the form in which it was incorporated into the Terms Agreement dated [date] (together, the “Underwriting Agreement”) between the Company and the several underwriters named in Schedule I thereto (the “Underwriters”).

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them and the document attached as Annex I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them or the document attached as Annex I hereto (except to the extent expressly set forth in numbered paragraphs 8 and 9 of our opinion letter to you of even date herewith), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them or the document attached as Annex I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act.

However, in the course of our acting as special United States counsel to the Company in connection with its preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the document attached as Annex I hereto, we participated in conferences and telephone conversations

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with representatives of the Company, representatives of the independent public accountants for the Company, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus, portions of certain of the documents incorporated by reference in each of them and the document attached as Annex I hereto, and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the Company.

Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) The Registration Statement (except the financial statements and schedules and other financial and accounting data included therein, as to which we express no view), at the time it became effective, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder. In addition, we do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Final Prospectus that are not filed or described as required.

(b) The documents incorporated by reference in the Registration Statement and the Final Prospectus (except the financial statements and schedules and other financial and accounting data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and accounting data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) No information has come to our attention that causes us to believe that the Pricing Prospectus, including the documents incorporated by reference therein, considered together with the document attached as Annex I hereto (except in each case the financial statements and schedules and other financial and accounting data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), at the time of execution of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) No information has come to our attention that causes us to believe that the Final Prospectus, including the documents incorporated by reference therein (except in each case the financial statements and schedules and other financial and accounting data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of the date thereof or hereof, contained or contains

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an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (a) based solely upon email confirmation of receipt of the filing and Rule 462(e) under the Securities Act, the Registration Statement is effective under the Securities Act, and (b) based solely upon a telephonic confirmation from a representative of the Commission, no stop order with respect thereto has been issued by the Commission, and to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.

In addition, we confirm to you that, based solely on inquiry of [name], [title] of the Company, we know of no legal or governmental proceedings to which the Company is a party that are currently pending before any adjudicative tribunal or that have been threatened by a written communication manifesting an intention to initiate such proceedings received by the management of the Company or by us that are required to be disclosed in the Registration Statement or the documents incorporated by reference therein that are not disclosed in the Pricing Prospectus, including the documents incorporated by reference therein and the document attached as Annex I hereto and the Final Prospectus, including the documents incorporated by reference therein.

We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP

By
, a Partner

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EXHIBIT B-3

Form of Opinion of Matheson Ormsby Prentice

Dear Sirs

GOOGLE IRELAND HOLDINGS (THE “COMPANY”)

We have acted as Irish solicitors to Google Ireland Holdings, a wholly owned indirect subsidiary of Google Inc. (“Google”).

In this opinion, we refer to Google Ireland Holdings as the “Company”.

1	BASIS OF OPINION

1.1	For the purposes of giving this opinion we have examined:

1.1.1	the “Letter of Status” issued by the Irish Companies Registration Office on [date] (the “Letter of Status”);

1.1.2	searches (the “Searches”) made on [date] at the Companies Registration Office, in the Register of Winding Up Petitions at the Central Office of the High Court and at the Judgments Office in the Central Office of the High Court against the Company; and

1.1.3	the Memorandum and Articles of Association of the Company as registered by the Irish Companies Registration Office on 12 February 2008.

1.2	We have made no searches or enquiries concerning, and we have not examined any contracts, instruments or documents entered into by or affecting the Company or any other person, or any corporate records of the aforesaid, save for those searches, enquiries, contracts, instruments, documents or corporate records specified as being made or examined in this opinion.

1.3	We express no opinion and make no representation or warranty as to any matter of fact.

1.4	We have not investigated the laws of any country other than Ireland and this opinion is given only with respect to the laws of Ireland in effect at the date of this opinion. We have assumed, without enquiry, that there is nothing in the laws of any other jurisdiction which would or might affect the opinions as stated herein.

1.5	This opinion is to be construed in accordance with and governed by the laws of Ireland.

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1.6	This opinion is delivered to you pursuant to section 6(c) of the Underwriting Agreement dated [date], in the form in which it was incorporated into the Terms Agreement dated [date] between Google Inc. and the several underwriters named in Schedule I thereto (the “Underwriters”), for whom you serve as Representatives, and is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter. It is only for the Underwriters’ use and it may not be relied upon by any other person, firm or corporation whatsoever, or used for any other purpose, or quoted or referred to in any public document, or filed with any government agency or other person, nor may its existence or contents be disclosed to any other person, firm or corporation without, in any such case, our written consent.

1.7	We assume no obligation to update the opinions set forth in this letter.

2	ASSUMPTIONS

For the purposes of giving this opinion we have assumed:

2.1	the genuineness of all signatures and seals;

2.2	the authenticity and completeness of all documents submitted to us as originals;

2.3	the completeness and conformity to originals of all documents supplied to us as certified, conformed or photo static copies or received by us by facsimile transmission and the authenticity of the originals of such documents;

2.4	the information disclosed by the Letter of Status and the Searches was accurate as of the date of the Letter of Status and the date the Searches were made and has not been altered and that the Letter of Status and the Searches did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time they were issued or made or which ought to have been delivered for registration at that time but had not been so delivered and that no additional matters would have been disclosed by searches being carried out since that time;

2.5	the truth of all representations and information given to us in reply to any queries we have made which we have considered necessary for the purpose of giving this opinion; and

2.6	that there are no agreements or arrangements in existence that have not been disclosed to us which in any way bear upon or are inconsistent with the contents of this opinion.

3	OPINION

Based upon and subject to the foregoing and subject to the qualifications set out in this letter we are of the opinion that, as of the date of the Searches, so far as the laws of Ireland are concerned:

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3.1	the Company is a company duly incorporated and validly existing under the laws of Ireland with unlimited liability and unlimited duration and possesses the capacity to sue and be sued in its own name and has the power and authority to own its assets and to conduct the business of a holding, management and trading investment company. Based upon the Letter of Status and the Searches, its registration status with the Irish Registry of Companies is designated as “normal” and no steps have been taken to appoint a receiver or examiner to or to wind up the Company.

4	QUALIFICATIONS

This opinion is subject to the following qualifications:

4.1	our opinion at paragraph 3.1 above should be read subject to the qualifications that:

(i)	a search at the Companies Registration Office is not capable of revealing whether or not a winding up petition or a petition for the appointment of an examiner has been presented; and

(ii)	a search at the Registry of Winding up Petitions at the Central Office of the High Court is not capable of revealing whether or not a receiver has been appointed.

Whilst each of the making of a winding up order, the making of an order for the appointment of an examiner and the appointment of a receiver may be revealed by a search at the Companies Registration Office it may not be filed at the Companies Registration Office immediately and, therefore, our searches at the Companies Registration Office may not have revealed such matters.

Yours faithfully

MATHESON ORMSBY PRENTICE

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